Exhibit 99.1

Genworth Financial, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial statements and related notes are presented to show the effects of the initial public offering (the “Offering”) of common shares of Genworth MI Canada Inc. (“Genworth Canada”), an indirect subsidiary of Genworth Financial, Inc. (the “Corporation”) on the Corporation’s historical condensed consolidated financial statements. The Offering was completed on July 7, 2009.

The pro forma condensed consolidated balance sheet is based on the assumption that the Offering was completed on March 31, 2009. The pro forma condensed consolidated statements of income for the three months ended March 31, 2009 and for the year ended December 31, 2008 are based on the assumption that the Offering was completed on January 1, 2008.

The unaudited pro forma condensed consolidated financial statements as of and for the periods presented do not purport to present what the Corporation’s results of operations or financial position actually would have been had the Offering been completed on the dates noted above, or to project the Corporation’s results of operations for any future periods. The pro forma adjustments are based upon available information and certain assumptions that the Corporation believes are reasonable under the circumstances. Actual amounts could differ materially from these estimates. The pro forma results should be read in conjunction with the consolidated financial statements and notes thereto in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the three months ended March 31, 2009.

GENWORTH FINANCIAL, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of March 31, 2009

(Amounts in millions, except per share amounts)

	Historical	Adjustments (a)		Pro Forma
Assets
Investments:
Fixed maturity securities available-for-sale, at fair value	$41,319	$—		$41,319
Equity securities available-for-sale, at fair value	221	—		221
Commercial mortgage loans	8,023	—		8,023
Policy loans	1,842	—		1,842
Other invested assets	6,080	—		6,080

Total investments	57,485	—		57,485
Cash and cash equivalents	7,064	596	(b)	7,660
Accrued investment income	821	—		821
Deferred acquisition costs	7,716	—		7,716
Intangible assets	1,142	—		1,142
Goodwill	1,314	—		1,314
Reinsurance recoverable	17,398	—		17,398
Other assets	998	—		998
Deferred tax asset	1,631	32	(c)	1,663
Separate account assets	8,576	—		8,576

Total assets	$104,145	$628		$104,773

Liabilities and stockholders’ equity
Liabilities:
Future policy benefits	$28,763	$—		$28,763
Policyholder account balances	33,196	—		33,196
Liability for policy and contract claims	5,815	—		5,815
Unearned premiums	4,482	—		4,482
Other liabilities	6,316	—		6,316
Non-recourse funding obligations	3,443	—		3,443
Short-term borrowings	930	—		930
Long-term borrowings	4,131	—		4,131
Deferred tax liability	264	—		264
Separate account liabilities	8,576	—		8,576

Total liabilities	95,916	—		95,916

Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.001 par value; 1.5 billion shares authorized; 522 million shares issued and 433 million shares outstanding	1	—		1
Additional paid-in capital	11,485	(87	)(d)	11,398

Accumulated other comprehensive income (loss):
Net unrealized investment gains (losses)	(4,095)	(3	)(e)	(4,098)
Derivatives qualifying as hedges	1,061	—		1,061
Foreign currency translation and other adjustments	(264)	27	(f)	(237)

Total accumulated other comprehensive income (loss)	(3,298)	24		(3,274)
Retained earnings	2,741	—		2,741
Treasury stock, at cost (88 million shares)	(2,700)	—		(2,700)

Total Genworth Financial, Inc.’s stockholders’ equity	8,229	(63)		8,166
Noncontrolling interests	—	691	(g)	691

Total stockholders’ equity	8,229	628		8,857

Total liabilities and stockholders’ equity	$104,145	$628		$104,773

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

GENWORTH FINANCIAL, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the Three Months Ended March 31, 2009

(Amounts in millions, except per share amounts)

	Historical	Adjustments (a)		Pro Forma
Revenues:
Premiums	$1,502	$—		$1,502
Net investment income	711	—		711
Net investment gains (losses)	(770)	—		(770)
Insurance and investment product fees and other	291	—		291

Total revenues	1,734	—		1,734

Benefits and expenses:
Benefits and other changes in policy reserves	1,508	—		1,508
Interest credited	275	—		275
Acquisition and operating expenses, net of deferrals	441	—		441
Amortization of deferred acquisition costs and intangibles	247	—		247
Interest expense	96	—		96

Total benefits and expenses	2,567	—		2,567

Income (loss) before income taxes	(833)	—		(833)
Provision (benefit) for income taxes	(364)	(3	)(h)	(367)

Net income (loss)	(469)	3		(466)
Less: net income attributable to noncontrolling interests	—	(22	)(i)	(22)

Net income (loss) available to Genworth Financial, Inc.’s common stockholders	$(469)	$(19)		$(488)

Net income (loss) available to Genworth Financial, Inc.’s common stockholders per common share:
Basic	$(1.08)	$(0.05)		$(1.13)

Diluted	$(1.08)	$(0.05)		$(1.13)

Weighted-average common shares outstanding:
Basic	433.2	433.2		433.2

Diluted	433.2	433.2		433.2

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

GENWORTH FINANCIAL, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the Year Ended December 31, 2008

(Amounts in millions, except per share amounts)

	Historical	Adjustments (a)		Pro Forma
Revenues:
Premiums	$6,777	$—		$6,777
Net investment income	3,730	—		3,730
Net investment gains (losses)	(1,709)	—		(1,709)
Insurance and investment product fees and other	1,150	—		1,150

Total revenues	9,948	—		9,948

Benefits and expenses:
Benefits and other changes in policy reserves	5,806	—		5,806
Interest credited	1,293	—		1,293
Acquisition and operating expenses, net of deferrals	2,160	—		2,160
Amortization of deferred acquisition costs and intangibles	884	—		884
Goodwill impairment	277	—		277
Interest expense	470	—		470

Total benefits and expenses	10,890	—		10,890

Income (loss) before income taxes	(942)	—		(942)
Provision (benefit) for income taxes	(370)	(10	)(j)	(380)

Net income (loss)	(572)	10		(562)
Less: net income attributable to noncontrolling interests	—	(131	)(k)	(131)

Net income (loss) available to Genworth Financial, Inc.’s common stockholders	$(572)	$(121)		$(693)

Net income (loss) available to Genworth Financial, Inc.’s common stockholders per common share:
Basic	$(1.32)	$(0.28)		$(1.60)

Diluted	$(1.32)	$(0.28)		$(1.60)

Weighted-average common shares outstanding:
Basic	433.2	433.2		433.2

Diluted	433.2	433.2		433.2

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Genworth Financial, Inc.

Notes to Unaudited Pro Forma

Condensed Consolidated Financial Statements

(a) Adjustments reflect the impact from the Offering of 44,740,000 common shares of Genworth Canada, an indirect subsidiary of the Corporation, which was completed on July 7, 2009. Of the 44,740,000 common shares of Genworth Canada that were sold in the Offering, 5,100,000 common shares were sold by Genworth Canada, and 39,640,000 common shares were sold by Brookfield Life Assurance Company Limited (the “Selling Shareholder”), an indirect wholly-owned subsidiary of the Corporation. Following completion of the Offering, the Corporation beneficially owns 61.8% of the common shares of Genworth Canada.

In addition, the Selling Shareholder has granted to the underwriters of the Offering an option (the “Over-Allotment Option”), for a period of 30 days after the closing of the Offering, to purchase up to an additional 6,711,000 common shares from the Selling Shareholder. If the Over-Allotment Option is exercised in full, the Corporation will beneficially own 56.1% of the common shares of Genworth Canada. The unaudited pro forma condensed consolidated financial statements do not reflect the exercise of the Over-Allotment Option.

(b) Adjustment reflects the net proceeds received in Canadian dollars by the Corporation in conjunction with the sale of 44,740,000 shares of Genworth Canada’s common stock at the March 31, 2009 exchange rate of 0.7946 United States dollar to 1 Canadian dollar. If the Over-Allotment Option is exercised in full, the Corporation will receive additional net proceeds of $89 million for a total adjustment of $685 million. Proceeds are net of expenses directly related to the Offering, including underwriting commissions, taxes and other items, and assumes these expenses were paid in cash on March 31, 2009.

(c) Adjustment reflects a change in deferred taxes for the 38.2% noncontrolling interests in Genworth Canada in conjunction with the Offering. If the Over-Allotment Option is exercised in full, noncontrolling interests will be 43.9% and the adjustment would be $40 million.

(d) Adjustment reflects the difference between the net proceeds received, adjustments to deferred taxes and accumulated other comprehensive income (loss) and the 38.2% noncontrolling interests in Genworth Canada following the Offering. If the Over-Allotment Option is exercised in full, noncontrolling interests will be 43.9% and the adjustment would be $(99) million.

(e) Adjustment reflects the 38.2% noncontrolling interests in Genworth Canada’s net unrealized investment gains (losses) in conjunction with the Offering. If the Over-Allotment Option is exercised in full, noncontrolling interests will be 43.9% and the adjustment would remain at $(3) million.

(f) Adjustment reflects the 38.2% noncontrolling interests in Genworth Canada’s foreign currency translation in conjunction with the Offering. If the Over-Allotment Option is exercised in full, noncontrolling interests will be 43.9% and the adjustment would be $32 million.

(g) Adjustment reflects the 38.2% noncontrolling interests in Genworth Canada in conjunction with the Offering. If the Over-Allotment Option is exercised in full, noncontrolling interests will be 43.9% and the adjustment would be $795 million.

(h) Adjustment reflects a reduction in the provision for income taxes as a result of lower U.S. taxes on foreign income for the three months ended March 31, 2009 in conjunction with the Offering. If the Over-Allotment Option is exercised in full, noncontrolling interests will be 43.9% and the adjustment would remain at $(3) million.

(i) Adjustment reflects the 38.2% noncontrolling interests in Genworth Canada’s net income for the three months ended March 31, 2009 in conjunction with the Offering. If the Over-Allotment Option is exercised in full, noncontrolling interests will be 43.9% and the adjustment would be $(25) million.

(j) Adjustment reflects a reduction in the provision for income taxes as a result of lower U.S. taxes on foreign income for the year ended December 31, 2008 in conjunction with the Offering. If the Over-Allotment Option is exercised in full, noncontrolling interests will be 43.9% and the adjustment would be $(12) million.

(k) Adjustment reflects the 38.2% noncontrolling interests in Genworth Canada’s net income for the year ended December 31, 2008 in conjunction with the Offering. If the Over-Allotment Option is exercised in full, noncontrolling interests will be 43.9% and the adjustment would be $(151) million.